                                                                 Draft:  4/23/96




                                 April 26, 1996



Continental Airlines, Inc.
2929 Allen Parkway, Suite 2010
Houston, Texas  77019

Ladies and Gentlemen:

          I am Senior Vice President, General Counsel and Secretary of Continental Airlines, Inc., a Delaware corporation (the "Company"). You have requested my opinion in my capacity as General Counsel in connection with the Company's Registration Statement (File No. 333-02701) on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") which has been filed with the Securities and Exchange Commission.

          The Registration Statement relates to the offering of up to 4,471,015 shares (the "Shares") of the Company's Class B common stock, $.01 par value, by Air Canada, a Canadian corporation and by certain partners of Air Partners, L.P., a Texas limited partnership (collectively, the "Selling Stockholders").

          It is my opinion that the Shares to be sold by the Selling Stockholders are duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and nonassessable.

          In rendering the foregoing opinion, I have examined such records and documents and made such examination of law as I have deemed relevant.

          The opinion expressed herein is rendered solely for the benefit of the Company in connection with the transaction described herein. This opinion may not be used or relied upon by any other person, nor may this letter or any copy thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without my prior written consent.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" therein. In so doing, I
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Continental Airlines, Inc., p. 2



do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations thereunder.


                                    Very truly yours,

                                    /s/ Jeffery A. Smisek